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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            ------------------------


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                 AUGUST 16, 2001
                                 ---------------
                                (Date of Report)


                                 AUGUST 10, 2001
                                 ---------------
                        (Date of earliest event reported)


                              POLAROID CORPORATION
                              --------------------
             (Exact name of registrant as specified in its charter)


         DELAWARE                        1-4085                  04-1734655
         --------                        ------                  ----------
(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)                File Number)           Identification No.)


               784 MEMORIAL DRIVE, CAMBRIDGE, MASSACHUSETTS 02139
               --------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (781) 386-2000
                                 --------------
              (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS.

         Attached are the mortgages and the security agreement associated with the extension of waivers received by Polaroid Corporation on August 10, 2001 and filed on SEC Form 8K on August 13, 2001.


ITEM 7(C).  EXHIBITS.

Exhibit 4.1 Mortgage, Assignment of Leases And Rents, Security Agreement And Fixture Filing for property located at 1265 Main Street, City of Waltham, County of Middlesex, Commonwealth of Massachusetts, dated as of August 10, 2001 by Polaroid Corporation, a Delaware corporation having an address at 784 Memorial Drive, Cambridge, MA 02139, to Morgan Guaranty Trust Company Of New York, a New York banking corporation having an address at c/o JP Morgan Accounting and Operations, 52 Broadway, 3rd Floor, New York, New York 10004, as Collateral Agent.

Exhibit 4.2 Mortgage, Assignment of Leases And Rents, Security Agreement And Fixture Filing for property located at 100 Duchaine Boulevard, City of New Bedford, County of Bristol, Commonwealth of Massachusetts, is dated as of August 10, 2001 by Polaroid Corporation, a Delaware corporation having an address at 784 Memorial Drive, Cambridge, MA 02139 to Morgan Guaranty Trust Company of New York, a New York banking corporation having an address at c/o JP Morgan Chase Accounting and Operations, 52 Broadway, 3rd Floor, New York, New York 10004, as Collateral Agent.

Exhibit 4.3 Security Agreement dated as of August 10, 2001 by Polaroid Corporation and the Subsidiary Grantors Party thereto in favor of State Street Bank and Trust Company, as Trustee.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       POLAROID CORPORATION


                                       By: /s/ Louise L. Cavanaugh
                                           ------------------------------------
                                           Name:  Louise L. Cavanaugh
                                           Title: Associate General Counsel and
                                                  Assistant Secretary


Dated:  August 16, 2001